UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0145723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1048 Industrial Court, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-232738

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.	Description of Registrant’s Securities to Be Registered.

The information required by this Item is included under the captions “Comparative Per Share Market Price, Dividend and Other Data” (pages 20 – 22), “Description of Digirad Capital Stock” (pages 168 – 178), and “Comparison of Rights of Holders of ATRM Common Stock and ATRM Preferred Stock and Holders of Digirad Preferred Stock” (pages 179 – 200) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-4, as amended and including its related final prospectus filed pursuant to Rule 424(b)(3), Registration No. 333-232738 (“Form S-4”), which information is incorporated herein by this reference.

Item 2.	Exhibits.

The following documents are included as exhibits to Form S-4, as indicated, and are incorporated herein by this reference:

1.	(a)	Form of Certificate of Designations, Rights and Preferences of Series A Preferred Stock of Digirad Corporation (Exhibit 4.1 to Form S-4).

2.	(a)	Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.1 to Form S-4).
	(b)	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock of Digirad Corporation (Exhibit 3.2 to Form S-4).
	(c)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.3 to Form S-4).
	(d)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.4 to Form S-4).
	(e)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.5 to Form S-4).
	(f)	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (Exhibit 3.6 to Form S-4).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIGIRAD CORPORATION

Dated: September 9, 2019	By:	Matthew G. Molchan
Matthew G. Molchan
President and Chief Executive Officer

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EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-4, as amended, Registration No. 333-232738 (“Form S-4”), as indicated, and are incorporated herein by this reference:

1.	(a)	Form of Certificate of Designations, Rights and Preferences of Series A Preferred Stock of Digirad Corporation (Exhibit 4.1 to Form S-4).

2.	(a)	Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.1 to Form S-4).
	(b)	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock of Digirad Corporation (Exhibit 3.2 to Form S-4).
	(c)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.3 to Form S-4).
	(d)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.4 to Form S-4).
	(e)	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (Exhibit 3.5 to Form S-4).
	(f)	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (Exhibit 3.6 to Form S-4).

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